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                                                                    Exhibit 23.2

                       Independent Auditors' Consent

   When the reverse stock split described in note 10 to the financial statements is completed, we will be in a position to sign the following consent.

                                             /s/ KPMG LLP_________________

The Board of Directors

Evoke Communications, Inc.:

   We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

Boulder, Colorado

July   , 2000

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